Exhibit 5.1

599 LEXINGTON AVENUE

NEW YORK, NY 10022-6069

+1.212.848.4000

October 4, 2021

The Board of Directors

Greenidge Generation Holdings Inc.

590 Plant Road

Dresden, NY 14441

Greenidge Generation Holdings Inc.

Ladies and Gentlemen:

We have acted as counsel to Greenidge Generation Holdings Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-1 (as amended or supplemented, the “Registration Statement”) (File No. 333-259637) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration by the Company of the offer and sale from time to time by the selling stockholder covered by the Registration Statement (the “Selling Stockholder”) of up to 3,500,000 shares (the “Shares”) of class A common stock, par value $0.0001 (“Common Stock”), of the Company, that may be issued to the Selling Stockholder pursuant to the Purchase Agreement, dated September 15, 2021, between the Company and the Selling Stockholder (the “Purchase Agreement”), as described in the prospectus forming a part of the Registration Statement (the “Prospectus”).

In rendering the opinions expressed below, we have reviewed originals or copies of the following documents (the “Documents”):

(a)	the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, in each case, as amended through the date hereof (the “Governing Documents”),

(b)	the Purchase Agreement,

(c)	the Registration Statement,

(d)	the Prospectus, and

(e)

such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinion expressed below.

In our review of the Documents, we have assumed:

(a)	The genuineness of all signatures.

(b)	The authenticity of the originals of the documents submitted to us.

(c)	The conformity to authentic originals of any documents submitted to us as copies.

(d)	As to matters of fact, the truthfulness of the representations made in the Documents, and in certificates of public officials and officers of the Company.

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that the Shares have been duly authorized by the Company and when issued and delivered against payment therefor as provided in the Purchase Agreement, will be validly issued, fully paid and non-assessable.

This opinion letter is limited to the General Corporation Law of the State of Delaware and we do not express any opinion herein concerning any other law.

This opinion letter is delivered to you in connection with the filing of the Registration Statement. This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter and which might affect the opinions expressed herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name therein and in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

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